AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                  March 11, 2002

                               REG. NO. 333-42311

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2


                            ------------------------
                            NATIONAL COMPANIES, INC.

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

Florida                       5122                        65-0962627
(State or other             (Primary Standard              (I.R.S. Employer
Jurisdiction of              Industrial Classification      Identification
Incorporation or             Code No.)                      Number)
Organization)

                            4350 Oakes Rd., Suite 512
                              Davie, Florida 33314
                            Telephone: (954) 584-2151
                            Facsimile: (954) 584-2747
                   (Address and Telephone Number of Principal
               Executive Offices and Principal Place Of Business)

                                  RICHARD LOEHR

                           CHIEF EXECUTIVE OFFICER AND
                       CHAIRMAN OF THE BOARD OF DIRECTOR
            (Name, Address and Telephone Number of Agent for Service)

                            4350 Oakes Rd., Suite 512
                              Davie, Florida 33314
                            Telephone: (954) 584-2151
                            Facsimile: (954) 584-2747
                         ------------------------------

                                   COPIES TO:
                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                           Freehold, New Jersey 07728
                            Telephone: (732) 409-1212
                            Facsimile: (732) 577-1188

Approximate date of proposed sale to the public:  Not Applicable

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


We have closed the offering and hereby remove from registration 1,000,000 shares of common stock, $.001 par value, which have not been sold by us. The selling shareholders shares remain registered. We have been advised by the selling shareholders that none of the shares registered for them in the registration statement have been sold.

                                   SIGNATURES

     Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Davie, State of Florida on the 6th day of March, 2002.

                           NATIONAL COMPANIES, INC.

                              By:/s/ RICHARD LOEHR
                              ------------------------
                                  Richard Loehr
                                  CHIEF EXECUTIVE OFFICER,
                                  AND CHAIRMAN OF THE BOARD

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned officers and directors of NATIONAL COMPANIES, INC. hereby severally constitute and appoint Richard Loehr, our true and lawful attorney-in-fact and agent with full power of substitution for us in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent in full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.


SIGNATURE                    TITLE                                 DATE
---------                    -----                                 ----
/s/ Richard Loehr          Chairman of the Board of
-------------------         Directors and Chief Executive Officer  March 6,2002
    Richard Loehr

/s/ Douglas J. Borr         Vice President
-------------------                                                March 6, 2002
    Douglas J. Borr

/s/ Lynda Davis             Vice President and Secretary           March 6, 2002
-------------------
    Lynda Davis

/s/ Carol Boozer            Vice President and Treasurer           March 6, 2002
-------------------
    Carol Boozer

/s/ Angela Loehr Chrysler   Director                               March 6, 2002
-------------------
    Angela Loehr Chrysler

/s/ Richard Chrysler        Director                               March 6, 2002
-------------------
    Richard Chrysler

/s/ Robert Fason            Director                               March 6, 2002
-------------------
    Robert Fason

/s/ Les Whitaker            Director                               March 6, 2002
-------------------
    Les Whitaker